Exhibit 32.4

RULE 13(a)-14(b) CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Quarterly Report of Brandywine Operating Partnership, L.P. (the “Partnership”) on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Wirth, Executive Vice President and Chief Financial Officer of Brandywine Realty Trust, the Partnership's sole general partner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer
Date: April 26, 2018

* A signed original of this written statement required by Section 906 has been provided to Brandywine Realty Trust and will be retained by Brandywine Realty Trust and furnished to the Securities and Exchange Commission or its staff upon request.